UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 12, 2010

BLACK HILLS CORPORATION

(Exact name of registrant as specified in its charter)

South Dakota

(State or other jurisdiction of incorporation)

001-31303	46-0458824
(Commission File Number)	(IRS Employer Identification No.)

625 Ninth Street, PO Box 1400 Rapid City, South Dakota	57709-1400
(Address of principal executive offices)	(Zip Code)

605.721.1700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 12, 2010, the Registrant’s subsidiary, Enserco Energy Inc. (“Enserco”), entered into a Fifth Amendment to its Third Amended and Restated Credit Agreement dated as of May 8, 2009. The Fifth Amendment, among other things, increases Enserco’s permitted coal fixed price position from 1.0 million tons to 2.25 million tons during the period July 1, 2010 to July 31, 2010, and to 2.0 million tons on August 1, 2010 and thereafter, and waives Enserco’s previous noncompliance with the 1.0 million ton limitation.  The Fifth Amendment to the Credit Facility is filed as Exhibit 10 to this Form 8-K and is incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition

On July 13, 2010, the Registrant filed a Preliminary Prospectus Supplement with the Securities and Exchange Commission.  Under the recent developments section of the Preliminary Prospectus Supplement, the Registrant disclosed that for the quarter ended June 30, 2010, it expects to record a $16.2 million after-tax unrealized mark-to-market non-cash loss on its floating-to-fixed interest rate swaps, compared to a $20.6 million after-tax unrealized mark-to-market non-cash gain on the swaps for the same period in 2009.  These swaps hedge interest rate exposure for periods to 2018 and 2028 and have amended mandatory early termination dates ranging from December 15, 2010 to December 29, 2010.  The Registrant has continued to maintain these swaps in anticipation of its upcoming financing needs, particularly as they relate to its planned capital requirements to build gas-fired power generation facilities to serve its Colorado Electric customers, and because of its upcoming holding company debt maturities, which are $225 million and $250 million in years 2013 and 2014, respectively.  Alternatively, the Registrant may choose to cash settle these swaps at their fair value prior to their mandatory early termination dates, or unless these dates are extended, the Registrant will cash settle these swaps for an amount equal to their fair value on the mandatory early termination dates.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information required by this item is included in Item 1.01.

Item 9.01 Financial Statements and Exhibits

(d)                                 Exhibits

10                                                            Fifth Amendment to Third Amended and Restated Credit Agreement effective July 12, 2010, among Enserco Energy Inc., as borrower, BNP Paribas, as administrative agent, collateral agent and the documentation agent, as an issuing bank, and a bank, Societe Generale, as an issuing bank, a bank and the syndication agent, and each of the other financial institutions which are parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK HILLS CORPORATION

	By:	/s/ Anthony S. Cleberg
Anthony S. Cleberg
Executive Vice President
and Chief Financial Officer

Date: July 13, 2010

Exhibit Index

Exhibit No.	Description

10

Fifth Amendment to Third Amended and Restated Credit Agreement effective July 12, 2010, among Enserco Energy Inc., as borrower, BNP Paribas, as administrative agent, collateral agent and the documentation agent, as an issuing bank, and a bank, Societe Generale, as an issuing bank, a bank and the syndication agent, and each of the other financial institutions which are parties thereto.